Exhibit 99.1

Celgene Contacts:                        PHARMION Contacts:
Robert J. Hugin                          Erle Mast
Senior VP and CFO                        CFO
Celgene Corporation                      Pharmion Corporation
(732) 271-4102                           (720) 564-9122

Brian P. Gill                            Breanna Burkhart/Anna Sussman
Director PR/IR                           Directors, IR/Corporate Communications
Celgene Corporation                      Pharmion Corporation
(732) 652-4530                           (720) 564-9150

        CELGENE AND PHARMION EXTEND STRATEGIC COLLABORATION FOR WORLDWIDE
                    DEVELOPMENT OF THALOMID(R) (THALIDOMIDE)

       o CELGENE AND PHARMION MODIFY THALIDOMIDE PRODUCT SUPPLY AGREEMENT

       o PHARMION LICENSE AMENDED TO INCLUDE EXPANDED MARKETING TERRITORY

     o COLLABORATIVE THALIDOMIDE DEVELOPMENT AGREEMENT EXTENDED THREE YEARS

           o CELGENE TO RECEIVE $88 MILLION FOR MULTIPLE TRANSACTIONS

WARREN, NJ AND BOULDER, CO - (DECEMBER 3, 2004) - Celgene Corporation (NASDAQ:
CELG) and Pharmion Corporation (NASDAQ: PHRM) announced an expansion of their thalidomide development and commercialization collaboration. Following Celgene's October acquisition of Penn T, a worldwide supplier of thalidomide for both Celgene and Pharmion, Celgene and Pharmion have agreed to revise their Product Supply Agreement. The modified agreement will entail a one-time payment of $77 million to Celgene in return for a substantial reduction in Pharmion's purchase price of thalidomide, thereby providing Pharmion greater participation in thalidomide's global revenue in its licensed territories. As a result of this revision, the total product supply price paid by Pharmion to Celgene, combined with Pharmion's royalty obligation to Celgene is reduced from 36.0 percent to
23.5 percent of thalidomide net sales.

"We are very pleased to have expanded our successful relationship with Celgene to focus on further joint development of thalidomide and to expand the territories where we have thalidomide product rights," said Patrick J. Mahaffy, president and chief executive officer of Pharmion. "These changes in our overall relationship allow us to commit to a long-term strategy with Celgene and explore the full potential of thalidomide." The two companies also agreed to extend, from 2005 to 2007, their existing thalidomide research and development agreement directed toward achieving worldwide regulatory approval and expanding the clinical development of thalidomide. Pharmion will pay Celgene an additional $8 million over the next three years to support these ongoing thalidomide development activities.

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"These transactions both strengthen our relationship with Pharmion and our commitment to patients, ensuring the safest and widest distribution of thalidomide," said John W. Jackson, chairman and chief executive officer of Celgene. "We look forward to working together with Pharmion to obtain regulatory approval for thalidomide worldwide."

Additionally to ensure the two parties' long-term cooperation and coordination of activities, the companies amended their current licensing arrangement to provide Pharmion with additional territories and to eliminate termination rights held by Celgene tied to the regulatory approval of thalidomide in Europe in November 2006. This agreement includes granting Pharmion license rights to develop and market thalidomide in three additional Asian territories: Hong Kong, Korea and Taiwan. In return Celgene will receive a one-time payment of $3 million. Both companies' global sales of thalidomide will continue to be through a controlled distribution system, such as Celgene's S.T.E.P.S.(R) (THE SYSTEM FOR EDUCATION AND PRESCRIBING SAFETY) and or Pharmion's PRMP(TM) (PHARMION RISK MANAGEMENT PROGRAM) systems designed to assure thalidomide's safe distribution.

SAFETY NOTICE

THALOMID(R) (thalidomide) Capsules 50 mg, 100 mg, & 200 mg
If thalidomide is taken during pregnancy, it can cause severe birth defects or death to an unborn baby. Thalidomide should never be used by women who are pregnant or who could become pregnant while taking the drug. Even a single dose, one capsule (50 mg, 100 mg and 200 mg), taken by a pregnant woman can cause severe birth defects. Because thalidomide is present in the semen of male patients, males receiving thalidomide must always use a latex condom during sexual contact with women of childbearing potential even if he has undergone a successful vasectomy. Thalidomide can only be marketed under a special restricted distribution program. This program is called the "System for Thalidomide Education and Prescribing Safety (S.T.E.P.S.(R)). Under this program, only registered prescribers and pharmacists may dispense the drug. In addition, patients must be advised of, agree to and comply with the requirements of S.T.E.P.S.

Thalidomide is known to cause nerve damage that may be permanent. Peripheral neuropathy is a common, potentially severe, side effect of treatment with thalidomide that may be irreversible. Patients with neoplastic and various inflammatory conditions being treated with thalidomide in combination with other agents may have an increased incidence of thromboembolic events such as pulmonary embolism, deep vein thrombophlebitis, thrombophlebitis, or thrombosis. Decreased white blood cell counts, including neutropenia, have been reported in the clinical use of thalidomide. In placebo controlled clinical trials of HIV-seropositive patient populations, there have been reports of increased plasma HIV RNA levels associated with thalidomide therapy. The most common adverse events observed in clinical use in ENL and HIV-seropositive patient populations are rash, maculo-papular rash, drowsiness/somnolence, peripheral neuropathy, dizziness/orthostatic hypotension, neutropenia, and increased HIV-viral load. Patients should be advised about these associated adverse events and routinely monitored by a physician during treatment with thalidomide. Patients should be instructed to not extensively handle or open thalidomide capsules and to maintain storage of capsules in blister packs until ingestion.

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ABOUT THALOMID

THALOMID (thalidomide), manufactured by Celgene Corporation, received U.S. Food and Drug Administration (FDA) clearance on July 16, 1998 for the acute treatment of cutaneous manifestations of moderate to severe erythema nodosum leprosum
(ENL) and as maintenance therapy for prevention and suppression of the cutaneous manifestations of ENL recurrence. Thalidomide is not indicated as monotherapy for ENL treatment in the presence of moderate to severe neuritis. THALIDOMIDE CURRENTLY HAS A PENDING REGULATORY APPLICATION (NDA) UNDER REVIEW BY THE FOOD AND DRUG ADMINISTRATION (FDA) TO CONFIRM EFFICACY AND SAFETY FOR USE IN MULTIPLE MYELOMA, THALIDOMIDE IS NOT PRESENTLY INDICATED OR APPROVED BY THE FDA FOR USE IN THE DISEASE OR ANY OTHER RELATED CANCER.

ABOUT PHARMION CORPORATION

Pharmion is focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the US, Europe and additional international markets. For additional information about Pharmion, please visit the company's website at WWW.PHARMION.COM.

ABOUT CELGENE

Celgene Corporation, headquartered in Warren, New Jersey, is an integrated biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF CELGENE OR PHARMION WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE CELGENE AND PHARMION TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE FILINGS MADE BY CELGENE AND PHARMION WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS 10K, 10Q AND 8K REPORTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE, AND NEITHER CELGENE NOR PHARMION UNDERTAKE ANY OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

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